EXHIBIT 11

                    M. H. MEYERSON & CO., INC.
                 STATEMENT OF EARNINGS PER SHARE


Year ended January 31, 1997

Shares outstanding during the year ended January 31, 1997:

4,983,335 shares from February 1 to May 7 1996           97 days  483,383,495
4,993,335 shares from May 8, 1996 to January 31, 1997  269 days 1,343,207,115
                                                        366     1,826,590,610

1,826,590,610 shares divided by 366 days = 4,990,685 average shares outstanding. Earnings year ended January 31, 1997 = $1,819,963
Basic earnings per share = $1,819,963/4,990,685 = $0.36

Equivalent shares using the modified treasury stock method:

268,000 options, exercise price $1.00         268,000  1.00    $    268,000
205,000 options, exercise price $1.10         205,000  1.10    $    225,500
90,000 options, exercise price $2.25            90,000 2.25    $    202,500
200,000 options, exercise price $2.1875       200,000  2.1875  $    437,500
12,500 options, exercise price $2.50            12,500 2.50    $     31,250
300,000 options, exercise price $3.50         300,000  3.50    $  1,050,000
Less: shares assumed to be purchased         (545,169)         $ (2,214,750)
                                              530,331          $          0


Total weighted average outstanding shares: 4,990,685 + 530,331 = 5,521,016 Earnings - year ended January 31, 1997 = $1,819,963
Diluted earnings per share = $1,819,963 / 5,521,016 = $0.33 earnings per share.


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                 M. H. MEYERSON & CO., INC.
             STATEMENT OF EARNINGS PER SHARE (CONT.)


Year ended January 31, 1998

Shares outstanding during the year ended January 31, 1998:

4,993,335 shares from February 1 to February 12, 1997      12 days   59,920,020
4,995,335 shares from February 13 to February 24, 1997     12 days   59,944,020
5,000,335 shares from February 25 to April 1, 1997         36 days  180,012,060
5,030,335 shares from April 2 to May 22, 1997              51 days  256,547,085
5,035,335 shares from May 23 to August 13, 1997            83 days  417,932,805
5,042,835 shares from August 14, 1997 to January 12, 1998 152 days  766,510,920
5,047,835 shares from January 13 to January 31, 1998       19 days   95,908,865
                                                          365     1,836,775,775

1,836,775,775 shares divided by 365 days = 5,032,262 average shares outstanding. Loss year ended January 31, 1998 = $(1,719,464)
Basic and diluted loss per share = $(1,719,464)/5,032,262 = $(0.34)

Calculation of equivalent shares was not included as it would be anti-dilutive.